Exhibit 10.(v)

MORTGAGE AND SECURITY AGREEMENT

from

BOREAL WATER COLLECTION, INC. a Nevada corporation

having an address at:

4496 State Route 42 N, Kiamesha Lake, NY

("Mortgagor")

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,
acting through its Wells Fargo Business Credit operating division having an address at:
119 West 40th Street
New York, New York 10018
("Mortgagee")

LOCATION OF PREMISES:

Street Address:	4496 State Route 42 N
Town of:	Thompson
County of:	Sullivan
State of:	New York
Section:	9
Block:	1
Lots:	40.2 & 41

DATED: As of April 3, 2009

AFTER RECORDING, PLEASE RETURN TO:

Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower, 15th Floor
Uniondale, New York 11556-1425
Attn: Jeffrey Wurst, Esq.

THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), made as of the 3rd day of April, 2009 by BOREAL WATER COLLECTION, INC., Nevada corporation, having an address at 4496 State Route 42N, Thompson, New York ("Mortgagor") to WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, having an address at 119 West 40th Street, New York, New York 10018 ("Mortgagee");

WITNESSETH:

To secure the prompt payment of all Indebtedness (as hereinafter defined) up to a maximum principal amount of One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00) Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated and by these presents does mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (herein collectively referred to as the "Improvements");

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interest and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter collectively referred to as the "Mortgaged Property"):

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, equipment, fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the, Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Premises and the Improvements (herein collectively referred to as the "Equipment"), and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage;

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(c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

(d) all leases and other agreements affecting the use, enjoyment or occupancy of the Premises and the Improvements heretofore or hereafter entered into (the "Leases") and all rents, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

DEFINED TERMS As used in this Mortgage, the following terms shall have the following meanings, unless the context otherwise specifies or requires:

"Amended and Restated Consolidated Real Estate Term Note" shall mean that certain Amended and Restated Consolidated Real Estate Term Note dated the date hereof, in the principal amount of One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00) made by Mortgagor to Mortgagee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Events of Default" shall mean the events and circumstances described as such in Section 2.01 hereof.

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"Default Rate" shall mean an annual interest rate equal to three (3%) percent over the applicable Interest Rate (as defined in the Amended and Restated Consolidated Real Estate Term Note) but in no event to exceed the maximum rate allowed by law.

"Indebtedness" shall mean the indebtedness, obligations and all sums, which the Mortgagor may now or at any time hereafter owe to the Mortgagee under the Amended and Restated Consolidated Real Estate Term Note or any other Loan Document (as hereinafter defined), and any and all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into with Mortgagee.

"Loan Documents" shall mean the Mortgage, ADA and Environmental Indemnity Agreement and Assignment of Rents and Leases, all of even date herewith, all Uniform Commercial Code Financing Statements executed and delivered in connection herewith, together with all Uniform Commercial Code continuation statements hereafter filed in respect of any such Financing Statements, together with all other documents, guarantees, instruments, certificates, surveys, title policies and the like securing and/or evidencing the Indebtedness and/or executed and/or delivered by or on behalf of Mortgagor in connection with the Amended and Restated Consolidated Real Estate Term as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Note" shall mean the Amended and Restated Consolidated Real Estate Term Note.

"Permitted Encumbrances" shall mean those matters set forth on Schedule B of this Mortgage.

"Power to Sell" shall mean the right, power and authority of Mortgagee to sell the Mortgaged Property and/or a part or parts thereof after any Event of Default and in accordance with and pursuant to Article 14 of the Real Property Actions and Proceedings Law of the State of New York, as the same may hereafter be modified or amended, or any successor statute or statutes, and/or under and pursuant to any other laws or regulations now in effect and/or hereafter enacted, which provides for and/or enables the property encumbered by a mortgage to be sold by a mortgagee and/or its agents and/or representatives.

AND the Mortgagor covenants with the Mortgagee as follows:

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ARTICLE I

Particular Covenants of Mortgagor

Mortgagor represents, warrants, covenants and agrees as follows:

SECTION 1.01 Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Premises and the Improvements; that it owns the Mortgaged Property subject to no lien, charge or encumbrance, other than the Permitted Encumbrances; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject only to the exceptions referred to above; that the execution and delivery of this Mortgage and the other Loan Documents has been duly authorized by Mortgagor and that there is no provision in any document relating to Mortgagor that evidences or establishes the existence of Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its formation or incorporation, as the case may be; that it has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its obligations under, this Mortgage and the other Loan Documents will not result in Mortgagor being in default under any provisions of any document which evidences or establishes the existence of Mortgagor or of any mortgage, credit or other agreement to which Mortgagor is a party or by which it is bound or which affects Mortgagor or the Premises or the Improvements, or any part thereof; that it will preserve such title, and will forever warrant and defend the same unto Mortgagee, and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, subject only to the Permitted Encumbrances.

SECTION 1.02 Mortgagor will, at the sole reasonable cost and expense of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, mortgaging, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver and hereby authorizes Mortgagee to execute and file in the name of Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof.

SECTION 1.03 (a) Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, the Uniform Commercial Code Financing Statements and any security instrument creating a lien or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

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(b) Mortgagor will pay all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of this Mortgage, the Uniform Commercial Code Financing Statements, the other Loan Documents, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, any other Loan Document or any instrument of further assurance.

SECTION 1.04 Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note at the time and place and in the manner specified in the Note, according to the true intent and meaning thereof, all in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts and all such principal and interest due in respect of the Note is hereby deemed an obligation under this Mortgage.

SECTION 1.05 (a) Mortgagor will, so long as it is owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of the state of its incorporation or as a limited liability company under the state of its formation, or as a limited or general partnership, trust or other entity under the state of its formation, and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Mortgaged Property or any part thereof.

(b) Nothing in this Section 1.05 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or the Improvements or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security satisfactory to Mortgagee, assuring the discharge of Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of nonpayment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.06 All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises or the Improvements or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

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SECTION 1.07 (a) Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Property, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof. Mortgagor will, upon the request of Mortgagee, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property, or any part thereof, or the revenues, rents, issues, income or profits thereof.

(b) Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the sole cost and expense of Mortgagor, without expense to Mortgagee.

(c) Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own cost and expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or the Improvements or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security satisfactory to Mortgagee, assuring the discharge of Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Premises or the Improvements or any other part of the Mortgaged Property, or any part thereof, because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08 Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of Mortgagee's ownership of this Mortgage or the other Loan Documents and/or resulting from the exercise by Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes. In the event Mortgagee is advised by counsel chosen by it that the payment of any such tax, charge, fee and/or levy by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then, in any such event, Mortgagee shall have the option, by written notice to Mortgagor of not less than ninety (90) days, to declare the Indebtedness immediately due and payable. The obligations assumed by Mortgagor pursuant to this Section 1.08 shall survive the exercise by Mortgagee of any of its rights and/or remedies under this Mortgage.

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SECTION 1.09 (a) Mortgagor shall maintain comprehensive general public liability insurance for the Premises, Improvements and Equipment and keep the Improvements and Equipment insured against damage by fire and other hazards covered by the standard extended coverage insurance policy, and each policy shall be endorsed to name Mortgagee as an insured thereunder, as its interest may appear, with loss payable to Mortgagee, without contribution or assessment, pursuant to a standard first mortgage endorsement substantially equivalent to the New York standard mortgagee endorsement. All insurance policies and endorsements required pursuant to this Section shall be fully paid for, nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by such insurance companies satisfactory to Mortgagee. Without limiting the foregoing, each policy shall specifically provide that (i) such policy may not be cancelled except upon thirty (30) days' prior written notice to Mortgagee and that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee and (ii) any and all insurance proceeds will be paid to Mortgagee so long as Mortgagee certifies to the insurer that the unpaid Indebtedness exceeds the proceeds of insurance. In addition, Mortgagee may require Mortgagor to .carry such other insurance on the Improvements and Equipment in such amounts as may from time to time be required by institutional lenders, against insurable casualties (including risks of war, terrorism and nuclear explosion) which at the time are commonly insured against in the case of real property similarly situated to the Premises. Mortgagor will assign and deliver the policy or policies of all such insurance to Mortgagee, which policy or policies shall have endorsed thereon an endorsement substantially equivalent to the New York standard mortgagee endorsement in the name of Mortgagee, so and in such manner and form that Mortgagee and its successors and assigns shall at all times have and hold said policy or policies as collateral and further security for the payment of the Indebtedness until the full payment of the Indebtedness. In addition, from time to time, upon occurrence of any change in the use, operation or value of the Premises or the Improvements, or in the availability of insurance in the area in which the Premises are located, Mortgagor shall, within ten (10) days after demand by Mortgagee, take out such additional amounts and/or such other kinds of insurance as Mortgagee may require.

(b) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09, unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under the standard mortgage endorsement of the character above described. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

(c) If the Premises, or any part thereof, are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, Mortgagor will keep, for as long as any Indebtedness remains unpaid, the Improvements covered by flood insurance in an amount at least equal to the full amount of the Note or the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto), whichever is less.

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(d) Mortgagor shall give Mortgagee prompt notice of any loss covered by insurance and Mortgagee shall have the right to join Mortgagor in adjusting any loss in excess of $25,000. Notwithstanding anything to the contrary contained herein or in Section 254 of the Real Property Law of the State of New York or any other provision of applicable law, the proceeds of insurance policies coming into the possession of Mortgagee shall not be deemed trust funds and Mortgagee shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto, or otherwise, to the payment of the Indebtedness or to allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by Mortgagee, after the deduction therefrom and repayment to Mortgagee of any and all costs incurred by Mortgagee in the recovery thereof (including reasonable attorneys' fees and disbursements), in any manner it shall designate including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner. Any prepayment of the Note from the proceeds of insurance shall be without prepayment premium.

(e) Notwithstanding the foregoing, Mortgagee shall allow the use of such proceeds for the restoration of the Improvements and Equipment, provided Mortgagee acting reasonably determines that the restoration of the Improvements can be completed prior to the full payment of the Indebtedness in accordance with the terms of the Note, and that the amount of such insurance proceeds shall be sufficient to complete the restoration, or if the amount of such insurance proceeds shall be insufficient for completion of such restoration, Mortgagor deposits with Mortgagee an amount equal to the difference between Mortgagee's estimated cost of restoration and the insurance proceeds.

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(f) Upon the request of Mortgagee, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes, assessments, water and sewer charges and insurance on the Mortgaged Property and as additional security for the Indebtedness. Upon the request of Mortgagee, Mortgagor shall deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments, water and sewer charges and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due annual installment of real estate taxes, assessments and water and sewer charges on the Mortgaged Property at least one (1) month prior to the delinquency date thereof (if paid in one installment) and the next due annual insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the delinquency date thereof (if paid in one installment). Upon notice from Mortgagee and commencing on the next monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Indebtedness is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes, assessments and water and sewer charges that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no default hereunder has occurred and is continuing, all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments, water and sewer charges and insurance premiums in one installment before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments, water and sewer charges and insurance premiums to be paid from the Impound Account, and so long as no default hereunder has occurred and is continuing, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor. The Impound Account is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of taxes, assessments, water and sewer charges and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee, any funds in the Impound Account shall be turned over to assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Mortgagee for the purposes of the Impound Account, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Mortgagor shall, within (10) days after receipt of written notice therefor, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the applicable Default Rate from the date so deposited by Mortgagee, until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage. If there is a default under this Mortgage which is not cured within any applicable grace or cure period, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the Indebtedness in whatever order Mortgagee shall subjectively determine. No such application of the Impound Account shall be deemed to cure any default hereunder. Upon full payment of the Indebtedness in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Impound Account then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

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(g) Mortgagor shall give Mortgagee prompt written notice of damage to or destruction of the Improvements and Equipment or any part thereof and, unless the Indebtedness is paid in full to Mortgagee within thirty (30) days of the date of said damage or destruction, and provided that any proceeds of casualty insurance are made available to Mortgagor, Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements and Equipment so damaged or destroyed (hereinafter the "Work") so as to restore the Improvements and Equipment in full compliance with all legal requirements and so that the Mortgaged Property shall be at least equal in value and general utility as they were prior to such damage or destruction, and if such damage or destruction, in the reasonable judgment of Mortgagee, shall exceed Twenty Five Thousand ($25,000) Dollars (hereinafter, collectively "Major Work"), Mortgagor shall, prior to the commencement of the work, furnish to Mortgagee for its approval: (1) complete plans and specifications for the Work, with satisfactory evidence of the approval thereof (i) by all governmental authorities whose approval is required and (ii) by Mortgagee's inspector or an architect satisfactory to Mortgagee (hereinafter, the "Architect") and which shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Work; (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; and (3) a surety bond or guaranty of the payment for and completion of the Work, which bond or guaranty shall be in form satisfactory to Mortgagee and shall be signed by surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Mortgagee, and in an amount not less than the Architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds and Mortgagor deposits, if any, then held by Mortgagee for application toward the cost of the Work. Mortgagor shall not commence any of the Work until Mortgagor shall have complied with applicable requirements referred to in this subsection (g), and after commencing the Work Mortgagor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in this subsection (g) of Section 1.09, if applicable. Mortgagee may, in its sole discretion, apply the proceeds of casualty insurance to the payment of the Indebtedness, after deducting from such proceeds and reimbursing Mortgagee for any and all costs incurred by Mortgagee in the recovery thereof (including reasonable attorneys' fees and disbursements).

(h) if the insurance proceeds, less the cost, if any, to Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Equipment or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by Mortgagee to the payment of the cost of the Work and shall be paid out from time to time to Mortgagor and/or, at Mortgagee's option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee may freely waive, at Mortgagee's sole discretion:

(A) If the Work to be done is Major Work, as determined by Mortgagee, the Architect shall be in charge of the Work;

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(B) Each request for payment shall be made on five (5) days prior notice to Mortgagee and shall be accompanied by a certificate of the Mortgagees inspector or the Architect if one is required under subsection (g) above, otherwise by a certificate of an officer of Mortgagor, stating (i) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (f), and in accordance with all provisions of law; (ii) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by Mortgagee does not exceed the value of the Work done to date of such certificate, and (iii) that the amount of such proceeds and other deposits remaining in the hands of Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Mortgagee may require an estimate of the cost of such completion);

(C) Each request shall be accompanied by waivers of liens satisfactory to Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to the Premises or Improvements or any part thereof any mechanic's lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Premises or Improvements or any part thereof or any part of the other Mortgaged Property, other than the Permitted Encumbrances, if any;

(D) The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises and/or Improvements legal; and

(E) Upon completion of the Work and payment in full therefor, or upon failure on the part of Mortgagor to commence, as provided in subsection (g) of this Section 1.09, or diligently to continue the Work, or at any time upon request by Mortgagor, Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of the Indebtedness, provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default after expiration of applicable notice and cure periods under this Mortgage.

(i) In addition, as to any Work to be performed on the Improvements or the Equipment and as to any construction projects that will be undertaken by Mortgagor, Mortgagor shall maintain and provide Mortgagee with proof of:

(A) a prepaid builder's risk completed value fire and extended coverage insurance policy insuring the buildings, improvements, furnishings, fixtures, machinery and equipment constituting part of the property against physical damage by fire and other risks generally covered under the broadest available form of extended coverage in an amount satisfactory to Mortgagee naming the Mortgagee as first mortgagee/mortgagee loss payee requiring a thirty (30) day notice of cancellation or amendment, and

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(B) comprehensive general public liability insurance protecting Mortgagor. In addition, evidence of public liability insurance coverage on any general contractor shall be provided to Mortgagee. All insurance shall be satisfactory to Mortgagee as to amount, form, issuer and notice. Mortgagee shall have the right to require additional types and amounts of coverage against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Mortgagor operates and in amounts sufficient to insure the Indebtedness of Mortgagor to Mortgagee.

SECTION 1.10 If Mortgagor shall fail to perform any of the covenants contained in Sections 1.0), 1.03, 1M5, 1.07, 1.08, 1.09, 1.12 or 1.21 hereof, Mortgagee may make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 from constituting an Event of Default.

SECTION 1.11 (a) Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit Mortgagee, in its sole discretion, by its agents, accountants and attorneys, to visit and inspect the Premises and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of Mortgagor. Provided no Event of Default has occurred, Mortgagee will provide reasonable notice to Mortgagor of such visits, inspections and examinations and conduct same at such reasonable times as may be requested by Mortgagee.

(b) INTENTIONALLY OMITTED.

(c) Mortgagor shall, within ten (10) days after request, furnish a written statement duly acknowledged of the amount due whether for principal or interest on the Note and whether any offsets, counterclaims or defenses exist against Mortgagee, or the Indebtedness, or any part thereof.

SECTION 1.12 Mortgagor will not commit any waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, which will in any way increase the risk of fire or other hazard or casualty arising out of construction or operation. Mortgagor will, at all times, maintain the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are necessary or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Equipment be removed without the prior written consent of Mortgagee, except where appropriate replacements free of superior title, liens and claims are immediately made having value at least equal to the value of the removed Equipment.

SECTION 1.13 Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or Improvements or any part thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee. The proceeds of any award or compensation so received shall at the option of Mortgagee, either be applied toward the payment of the Indebtedness notwithstanding the fact that the Indebtedness may not then be due and payable, and/or to the restoration of the Improvements (in the case of a partial condemnation that affects the Improvements in such a way that restoration is required to such Improvements). In the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, same shall be applied by Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by Mortgagor of interest at the applicable rate provided for in the Note.

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SECTION 1.14 (a) Mortgagor will not (i) execute an assignment of the rents or leases, or any part thereof, in respect of the Premises or Improvements, except for any assignment of leases and rents executed in connection with the Note and constituting a Loan Document hereunder, or (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or Improvements, or any part thereof, now existing or hereafter to be made, having an unexpired term of one (1) year or more, except that any lease may be cancelled provided that promptly after the cancellation or surrender thereof a new lease is entered into with a new lessee having a credit standing, in the reasonable judgment of Mortgagee, at least equivalent to that of the lessee whose lease was cancelled, on substantially the same or better terms as the terminated or cancelled lease, or (iii) modify any such ]ease so as to shorten the unexpired term thereof or so as to decrease the amount of the rents payable thereunder, or (iv) accept prepayments of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, or (v) in any other manner materially impair the value of the Mortgaged Property or the security of this Mortgage in the reasonable judgment of Mortgagee.

(b) Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder, and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in all leases of the Premises or Improvements, or any part thereof, now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of an estoppel certificate with respect to the status of any such leases, Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefor by Mortgagee.

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(c) Mortgagor shall furnish to Mortgagee, within ninety (90) days after the end of each fiscal year, a written statement containing the names of all lessees of the Premises and the Improvements, the terms of their respective leases, the space occupied and the rentals payable thereunder.

SECTION 1.15 Unless otherwise prohibited by applicable law, each lease of the Premises or Improvements, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease, or (ii) any material amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Reference is hereby made to Section 291-f of the Real Property Law of the State of New York, for purposes of obtaining for Mortgagee the benefit of Section 291-f in connection with this Mortgage. Each such lease shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16 Mortgagor hereby unconditionally and irrevocably gives, grants, sets over and confirms, unto Mortgagee, the Power to Sell, which may be unconditionally exercised at any time or times after an Event of Default and in connection therewith, Mortgagor hereby (a) consents to any one or adjournments of the sale date which Mortgagee may grant, consent to and/or effect, whether or not Mortgagor is notified of such adjournment and (b) waives any and all objections Mortgagor may have to the date of sale selected by Mortgagee, the place of sale selected by Mortgagee, terms of sale selected by Mortgages and any other matter.

SECTION 1.17 In the event any payment provided for herein or in the Note shall become overdue for a period in excess of fifteen (15) days, a late charge of five cents (50) for each dollar so overdue shall become immediately due to Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and therefore secured by the lien of this Mortgage. Late charges shall be payable with the next installment of principal and/or interest due under the Note.

SECTION 1.18 Mortgagor, in compliance with Section 13 of the Lien Law of the State of New York, will receive the advances secured by this Mortgage, and will hold the right to receive such advances, as a trust fund to be applied first for the purpose of paying the cost of improvements to the Premises or Improvements and will apply the same first to the payment of the cost of any such improvements to the Premises or Improvements before using any part of the total of the same for any other purpose.

SECTION 1.19 Mortgagor agrees that it shall indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including without limitation, any judgments, reasonable attorneys' fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any claimant alleging priority over the lien of this Mortgage by reason of an alleged violation by Mortgagor or Mortgagee of any section of Article 3-A of the Lien Law of the State of New York.

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SECTION 1.20 Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation in connection with the Premises or Improvements, the Note and other Loan Documents and/or the business and affairs of Mortgagor.

SECTION 1.21 Mortgagor expressly covenants and agrees to pay in full the reasonable fees and expenses of Mortgagee's counsel, promptly upon the receipt of a statement therefor, which are incurred prior to and after the date hereof and which fees and expenses arise in connection with any matter incidental to the loan which is evidenced by the Note and secured by this Mortgage and those fees and expenses which are incurred after the date hereof which fees and expenses arise in connection with the enforcement of any document executed in connection with the loan.

SECTION 1.22 (a) Mortgagor represents and warrants that the Premises and Improvements are not now and have not ever been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, except in accordance with applicable laws, Hazardous Materials (as hereinafter defined), and that no Hazardous Materials have ever been installed, placed, or in any manner dealt with on the Premises and the Improvements, and that no owner of the Premises or the Improvements or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has received any notice or advice from any governmental agency or any tenant, subtenant or occupant with regard to Hazardous Materials on, from or affecting the Premises and the Improvements. Mortgagor covenants that the Premises and the Improvements shall be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, and Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any tenant or subtenant or occupant, the installation of Hazardous Materials at the Premises or the Improvements or onto any other property or suffer the presence of Hazardous Materials on the Premises and the Improvements. Mortgagor agrees to comply with and ensure compliance by all tenants, subtenants and occupants with all applicable federal, state and local laws, ordinances, rules and regulations, with respect to Hazardous Materials, and agrees to keep the Premises and the Improvements and the other Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. In the event that Mortgagor received or receives any notice or advice from any governmental agency, any tenant, subtenant or occupant with regard to Hazardous Materials on, from or affecting the Premises or the Improvements or other Mortgaged Property, Mortgagor shall immediately notify Mortgagee. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Mortgaged Property or any part thereof in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies and to the satisfaction of Mortgagee. For these purposes, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, petroleum, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et m.), and in the regulations adopted and publications promulgated pursuant thereto, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties as those of the Premises for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all environmental laws. These obligations and liabilities of Mortgagor shall survive any foreclosure involving the Mortgaged Property or the delivery of a deed in lieu of foreclosure.

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(b) Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Mortgagee by reason of (A) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from or affecting the Premises, the Improvements or any other property; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (C) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Mortgagee which are based upon or in any related to such Hazardous Materials including, without limitation, attorney or consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

SECTION 1.23 [Intentionally Omitted] SECTION 1.24 Mortgagor agrees as follows:

(a) Mortgagor agrees that the Premises and the Improvements shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time, the Fair Housing Amendments Act of 1988, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issues pursuant thereto including, without limitation, the American with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, "Access Laws").

(b) Notwithstanding any provisions set forth herein or in any other documents regarding Mortgagee's approval or alterations of the Premises or the Improvements, Mortgagor shall not alter the Premises or the Improvements in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to Mortgagee.

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(c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws and of commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

SECTION 1.25 (a) In the event that the Premises or the Improvements or any part thereof or any interest therein, or if any part or interest in Mortgagor, shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the Improvements in accordance with the provisions of Section 1.14 hereof and the provisions of any assignment of leases and rents executed and delivered by Mortgagor), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Premises or the Improvements or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole and absolute discretion, then the same shall constitute a default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the Indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article II hereof If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall then be immediately due and payable to the same end as though Mortgagor were prepaying the entire indebtedness secured hereby on the date of such acceleration.

(b) In the event that Mortgagee shall consent, without in any way implying any obligation on the part of Mortgagee to so consent, to a further encumbrance of the Premises or the Improvements, the documents evidencing or creating such encumbrance shall be subject to the prior approval of Mortgagee and shall expressly provide, in addition to any other items required by Mortgagee, that: (i) they are subordinate, secondary, junior and inferior in all respects to the lien of this Mortgage and to any and all rights of Mortgagee set forth herein including, without limitation, Mortgagee's right to payment under the Note and the rights of Mortgagee set forth herein with respect to any insurance proceeds and condemnation awards in respect of the Premises and the Improvements, and (ii) they shall remain subordinate, secondary, junior and inferior in all respects to any amendments, modifications, extensions or changes in this Mortgage thereafter entered into by Mortgagee and Mortgagor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby; and (iii) they are subordinate, secondary, junior and inferior in all respects to all existing and future leases of space in the Improvements, and the holder thereof shall, upon request of Mortgagee, specifically subordinate the lien of such encumbrance to all leases of space in the Improvements executed after the date of such encumbrance; and (iv) the holder of such subordinate mortgage acknowledges and agrees that a conveyance of all or any portion of the Premises and/or Improvements to such holder by foreclosure, deed in lieu of foreclosure or otherwise shall constitute a default under this Mortgage.

SECTION 1.26 Mortgagor shall maintain its operating accounts relating to the operation of the Mortgaged Property with Mortgagee.

SECTION 1.27 This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the Indebtedness at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by applicable law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the Indebtedness at a rate in excess of such maximum rate, the rate of interest under the same shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

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SECTION 1.28 Mortgagor, at its option, may announce and publicize the source of the Loan by means and media Mortgagee shall select.

(End of Article I)

ARTICLE H

Events of Default and Remedies

SECTION 2.01 If one or more of the following Events of Default shall occur, that is to say:

(a) if (i) default shall be made in the payment of any interest due under the Note, or in the payment of any installment of principal due under the Note, in either such case, when and as the same shall become due and payable or (ii) default shall be made in any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as in the Note and this Mortgage provided or default in the payment of any other Indebtedness due to Mortgagee under this Mortgage or the other Loan Documents or (iii) default shall be made in the payment of any tax required by Section 1.07 to be paid; or

(b) if default shall be made in the due observance or performance of any covenant, term or agreement on the part of Mortgagor contained in Section 1.08 or 1.09 and such default shall have continued for a period of thirty (30) days after written notice specifying such default shall have been given to Mortgagor by Mortgagee, unless such term, covenant or agreement cannot be complied with or such default cannot be cured in such period, and provided further that Mortgagor shall commence compliance with such tell's, covenant or agreement or curing such default and shall continue to diligently prosecute such compliance or curing such default; or

(c) if any representation made in Section 1.01 shall have been false when made or shall become false at any time; or

(d) if default shall be made in the due observance or performance of any other covenant or condition on the part of Mortgagor in the Note, or in this Mortgage contained, and such default shall have continued for a period of ten (10) days after written notice specifying such default and demanding that the same be remedied shall have been given to Mortgagor by Mortgagee, provided, however, that with respect to all defaults arising under this Section 2.01(d) which, within the reasonable judgment of Mortgagee, are capable of being cured within a reasonable period of time without material injury to the benefits afforded or intended to be afforded to Mortgagee under this Mortgage and which are not capable of being cured solely by the payment of money, Mortgagor shall have such additional time to cure such default as may be necessary, provided that Mortgagor shall have commenced the cure thereof promptly after receipt of notice of such default and shall diligently prosecute such cure to completion and provided further that such time to cure does not require an extension or the maturity date of the Note; or

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(e) if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within thirty (30) days after such appointment; or

(f) if Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Mortgagor or of any substantial part of its property, or if Mortgagor shall make any general assignment for the benefit of creditors, or if Mortgagor shall fail generally to pay its debts as such debts become due, or if Mortgagor shall take any action in furtherance of any of the foregoing; or

(g) if any of the creditors of Mortgagor shall commence against Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within thirty (30) days after the date on which such case was commenced, or

(h) if final judgment for the payment of money in excess of Twenty-five Thousand and No/100 Dollars ($25,000,00) shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within thirty (30) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(i) any breach, default or event of default by Mortgagor under any agreement between Mortgagor and Mortgagee; or

(j) if Mortgagor sells, transfers, assigns, conveys or encumbers the Premises or Improvements or any part thereof or any interest therein without the prior written consent of Mortgagee or as permitted pursuant to Section 1.25 hereof, or if any direct or indirect equity interests in Mortgagor are transferred, assigned, conveyed or encumbered in violation of the provision of Section 1.25 hereof; or

(k) if a default occurs under any mortgage, that is prior or subordinate to the lien of this Mortgage, or the mortgagee under any prior or subordinate mortgage commences a foreclosure action in connection with said mortgage, it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by Mortgagee;

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(l) any breach, default or event of default by Mortgagor under any agreement between Mortgagor and Mortgagee;

(m) if Mortgagor defaults under any Loan Document or any other agreement with Mortgagee; or

(n) if it shall be illegal for Mortgagor to pay any tax referred to in Section 1.08 hereof or if the payment of such tax by Mortgagor would result in the violation of the usury laws of the State of New York; or

(o) if any person or entity having or claiming an interest in Mortgagor or the Mortgaged Property, or any part thereof, commences an action or proceeding against Mortgagor, the Mortgaged Property, or any part thereof, or any person or entity having or claiming an interest in Mortgagor or the Mortgaged Property, or any part thereof; or

(p) the existence or occurrence at any time of one or more conditions or events, which, in the sole opinion of Mortgagee, has resulted, or is reasonably likely to result in a material adverse change in the business properties or financial condition of Mortgagor.

I.   During the continuance of any such Event of Default, Mortgagee,by written notice given to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Indebtedness, to be due and payable immediately, and upon any such declaration the principal of the Note, said accrued and unpaid interest thereon, and all other Indebtedness shall become and be immediately due and payable, anything in the Note or in this Mortgage to the contrary notwithstanding;

II.  During the continuance of any such Event of Default, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises and the Improvements, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and the Improvements and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the rents payable under all leases of the Premises and Improvements directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease, and Mortgagor for the benefit of Mortgagee and each such lessee hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee's statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable, and second to the payment of any other Indebtedness and sums required to be paid by Mortgagor under this Mortgage.

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III. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1) sell the Mortgaged Property, or any part thereof, to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

(2) institute proceedings for the complete or partial foreclosure of this Mortgage; or

(3) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

IV. Mortgagor hereby unconditionally and irrevocably gives, grants,sets over and confirms unto the Mortgagee the Power to Sell, which may be unconditionally exercised at any time or times after an Event of Default and in connection therewith, Mortgagor hereby (a) consents to any one or more adjournments of the sale date which Mortgagee may grant, consent to and/or effect, whether or not Mortgagor is notified of such adjournment and (b) waives any and all objections Mortgagor may have to date of sale selected by Mortgagee, the place of sale selected by Mortgagee, terms of sale selected by the Mortgagee, and any other matter.

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V. Mortgagee also shall have such other rights and/or remedies provided to a mortgagee and/or a secured party by the Uniform Commercial Code as that model statute is enacted and in effect in the jurisdiction wherein the Premises are situated.

SECTION 2.02 (a) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation, of the State of New York. As long as the loan secured by this Mortgage remains unpaid, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation of the State of New York as the same may be amended from time to time, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(c) In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure or a Power to Sell), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon, shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

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(d) The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest, other indebtedness, and any other sums required to be paid thereunder with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid;

Third: To the payment of the whole amount then due, owing or unpaid upon any other note held by Mortgagee for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid;

Fourth: To the payment of any other Indebtedness and any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage; or

Fifth: To the payment of the surplus, if any, to Mortgagor.

(e) Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure and sale, or a Power to Sell, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03 (a) In case an Event of Default described in Section 2.01 shall have happened and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents, and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

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(b) Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of the commencement of any case against Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

SECTION 2.04 After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note, and/or all other Indebtedness and/or other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, Mortgagor will (a) consent to the service of process as provided in Section 3.12 and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

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SECTION 2.05 Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06 No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.

SECTION 2.07 Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof.

SECTION 2.08 During the continuance of any Event of Default, and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Premises and the Improvements, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof that is in its possession for such period, and upon default of any such payment, will vacate and surrender possession of the Mortgaged Property, or any part thereof, to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises and the Improvements for non-payment of rent, however designated.

(End of Article II)

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ARTICLE III

Miscellaneous

SECTION 101 In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02 All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes three (3) days after being sent by registered or certified mail, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier, in the case of Mortgagee, to 119 West 40th Street, New York, New York 10018, Attention: _______, and in the case of Mortgagor at its address above stated, Attention: Francine Lavoie, or at such other address of which any party shall have notified any other party giving such notice in writing as aforesaid.

SECTION 3.03 All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254 and 273 of the Real Property Law of the State of New York, or any other applicable law.

SECTION 104 All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term "Mortgagor" shall include and refer to the mortgagor named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

SECTION 3.05 The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State where the Premises are located. Nothing in this Mortgage or in any other agreement between Mortgagor and Mortgagee shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under any such other agreement, which are or could be held to be in the nature of interest and which would subject Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding principal balance of the indebtedness.

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SECTION 3.06 This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

SECTION 3.07 Mortgagor acknowledges that it has received a true copy of this Mortgage.

SECTION 3.08 This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.09 Time is of the essence as to each of Mortgagor's obligations under this Mortgage.

SECTION 3.10 The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.11 Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage also shall constitute a "security agreement," as such term is defined in the Uniform Commercial Code. The Mortgaged Property includes, and shall be deemed to include, all of the Mortgaged Property, regardless of whether they are held or hereafter acquired, of Mortgagor in, to and under the Mortgaged Property. By executing and delivering this Mortgage, Mortgagor has granted, in the same manner and with the same effect described in the granting clause hereof, to Mortgagee, as additional security, a security interest in the Mortgaged Property which are subject to the Uniform Commercial Code. If any Event of Default shall occur, Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Uniform Commercial Code, including, but not limited to, the right to take possession of the Mortgaged Property, or any part thereof, and the right to advertise and sell the Mortgaged Property, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage. Mortgagor agrees that any notice of sale or other action intended by Mortgagee with respect to the Mortgaged Property, or any part thereof, shall constitute reasonable notice if it is sent to Mortgagor not less than ten (10) days prior to any such sale or intended action. The proceeds of any such sale of the Mortgaged Property, or any part thereof, shall be applied in the manner set forth in clauses First through Fifth of Section 2.02 (d) of this Mortgage.

SECTION 3.12 This Mortgage and the rights and obligations of the parties hereunder shall in all respects by governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law). Mortgagor hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in New York County over any suit, action or proceeding arising out of or relating to this Mortgage, and Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the New York County may be made by certified or registered mail, return receipt requested, directed to Mortgagor at the following address and service so made shall be complete seven (7) days after the same shall have been so mailed: P.O. Box 168, 4496 State Route 42 N., Kiameslaa Lake, New York 12751, or such other place as Mortgagor shall notify Mortgagee is Mortgagor's principal office.

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SECTION 3.13 This Mortgage does not cover real property principally improved by one or more structures containing in the aggregate six (6) or less residential dwelling units having their own separate cooking facilities.

SECTION 3.14 Mortgagor and Mortgagee shall upon a mutual agreement to do so execute such documents as may be necessary in order to effectuate the modification of this Mortgage, including the execution of substitute mortgages, so as to create two or more coordinate liens on the Mortgaged Property or a portion thereof in such amounts as may be mutually agreed upon. Mortgagor shall pay all costs in connection with said modification, including, but not limited to, title examination costs, title insurance premiums, charges, and any mortgage recording taxes. Nothing contained herein shall require Mortgagee to execute said documents if the property encumbered by said coordinate Mortgages shall be less then the property mortgaged hereby.

SECTION 3.15 MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE MORTGAGE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE, MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 3.16 MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON 'BEHALF OF MORTGAGEE ON THIS MORTGAGE, ANY AND EVERY RIGHT MORTGAGOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (HI) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE WITH RESPECT TO ANY ASSERTED CLAIM.

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SECTION 3.17 Multiple Security. If, in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens or other security for the Indebtedness upon other property in the State of New York, to the fullest extent permitted by law, Mortgagee may, at its sole election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness, including, without limitation, the Mortgaged Property, which action may be brought or consolidated in the courts of any county within which such collateral is located.

(End of Article III)

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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MORTGAGOR: BOREAL WATER COLLECTION, INC. By: /s/ Francine Lavoie Name: Francine Lavoie Title: President

With respect to Section 3.15:

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division By: /s/ Mark J. Long Name: Mark J. Long Title: VP

30

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 3 day of April, in the year 2009, before me, the undersigned, personally appeared Francine Lavoie, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Lance N. Portman
Notary Public

Lance N. Portman NOTARY PUBLIC, State of New York Qualified in Dutchess County Commission Expires Oct. 17, 2010

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 3 day of April, in the year 2009, before me, the undersigned, personally appeared Mark J. Long, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Michael P. Licitra
Notary Public

Michael P. Licitra NOTARY PUBLIC, State of New York Qualified in Nassau County Commission Expires June 22, 2011

31

MORTGAGE CONSOLIDATION,
MODIFICATION AND EXTENSION AGREEMENT

Dated: As of April 3, 2009

in the amount of

$1,900,000.00

from

BOREAL WATER COLLECTION, INC., Mortgagor
a Nevada corporation
having an address at:
4496 State Route 42 N., Kiamesha Lake, New York

to

WELLS FARGO BANK, NATIONAL ASSOCIATION
acting through its Wells Fargo Business Credit operating division, Mortgagee having an address at:
119 West 40th Street
New York, New York 10018

LOCATION OF PREMISES:

Street Address:	4496 State Route 42 N.
Town of	Thompson
County of:	Sullivan
State of:	New York
Section:	9
Block:	1
Lots:	40.2 and 41

After recording, please return to:

Ruskin Moscou Faltisehek, P.C.
1425 RXR Plaza
East Tower, 15th Floor
Uniondale, New York 11556-1425
Attn: Jeffrey Wurst, Esq.

MORTGAGE MODIFICATION, CONSOLIDATION AND EXTENSION AGREEMENT (the "Consolidation Agreement"), made as of April 3, 2009, given by BOREAL WATER COLLECTION, INC., a Nevada corporation, having an address at 4496 State Route 42 N., Thompson, New York ("Mortgagor"), to WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, having an address at 119 West 40th Street, New York, New York 10018 ("Mortgagee").

WITNESSETH:

WHEREAS, Mortgagor is the lawful owner of that certain parcel of real property known as 4496 State Route 42 N., Kiamesha Lake, Sullivan County, State of New York, as more particularly described in Schedule A attached hereto and made a part hereof (the "Land"), together with all buildings and other improvements located on the Land (the Land, together with all such buildings and other improvements, collectively, the "Premises");

WHEREAS, Mortgagee is the lawful owner and holder of that certain Amended and Restated Consolidated Real Estate Term Note secured by the mortgages set forth on Schedule B attached hereto and made a part hereof (the "Note") in the principal amount of One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00), on which Note there is currently outstanding the principal amount of One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00);

WHEREAS, the Note is secured by those certain mortgages set forth on Schedule B (collectively, the "Mortgages"), given by Mortgagor, which Mortgages encumber the Premises;

WHEREAS, Mortgagor and Mortgagee have agreed in the manner hereinafter set forth to (i) consolidate and coordinate the respective liens of the Mortgages, and (ii) modify the time and manner of payment and the terms and provisions of the Mortgages.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.        Representations and Warranties. Mortgagor represents and warrants to Mortgagee that:

(a)          There is, as of the date hereof, due and owing upon the Mortgages, the aggregate principal amount of One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00), together with interest thereon and other charges evidenced thereby, in each case without offset, defense or counterclaim of any kind or nature whatsoever. (Such outstanding amounts, together with all interest thereon and such other amounts as may be outstanding from time to time under the Note and Mortgage, and any and all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement howsoever described or defined at any time entered into with Mortgagee in connection with the Indebtedness being hereinafter referred to, collectively, as the "Indebtedness").

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(b)          As of the date hereof, there are no defaults or events of default under the Note and Mortgage, nor has any event occurred which would be a default thereunder with the passage of time, the giving of notice, or both.

(c)           Mortgagor is the holder of good, marketable, insurable fee title in and to the Premises, subject to the Permitted Encumbrances (as defined in Schedule C attached hereto) and has full power, good right and lawful authority to encumber the Premises in the manner and form set forth in the Mortgages and to execute and deliver this Consolidation Agreement.

(d)          The execution and delivery of this Consolidation Agreement does not and will not violate the terms of Mortgagor's certificate of incorporation or by-laws, or any other lease, agreement, mortgage, indenture or instrument affecting Mortgagor or the Premises or any law, rule, order, ordinance or statute of any governmental authority, purporting to have jurisdiction over Mortgagor or the Premises.

2.               Consolidation of Mortgages. The liens of the Mortgages are hereby consolidated and coordinated so that together they shall hereafter constitute in law but one mortgage, a single, first lien upon the Premises securing the Indebtedness.

3.               Modification of Consolidated Mortgage. The Mortgages, as consolidated and coordinated hereby, are also modified, extended, amended and restated in their entirety and the terms, covenants and conditions of the Mortgages, as consolidated, shall be and hereby are superseded and replaced by the terms, covenants and conditions set forth in Schedule C annexed hereto and made a part hereof (the Mortgages, as so consolidated, modified, extended, amended and restated in Schedule C hereto, together with this Consolidation Agreement, are referred to, collectively, as the "Consolidated Mortgage"). Mortgagor agrees to comply with and be subject to all of the terms, covenants and conditions of this Consolidated Mortgage.

4.               Use of Terms. The terms "Improvements" and "Mortgaged Property" shall have the meanings ascribed to them in Schedule C attached hereto when used in this Consolidated Mortgage. Whenever the term "note" or "Note", shall be used in this Consolidated Mortgage, such terms shall mean and refer to the Note, as such Note may be further modified from time to time. Whenever the terms "mortgage" or "Mortgage" shall be used in this Consolidated Mortgage (including, without limitation, Schedule C hereto), such terms shall mean and refer to this Consolidated Mortgage, as this Consolidated Mortgage may be further modified from time to time. Terms defined in this Consolidation Agreement that are used in Schedule C hereto that are not otherwise defined in such schedules, shall have the meaning accorded such terms in this Consolidation Agreement.

5.               Subsequent Modifications. Any written agreement or agreements hereafter entered into by the Mortgagee which (i) extend the time of payment of the Indebtedness, (ii) change or modify the time or times of payment or the amount of the installments or fixed sums or the interest or the rate thereof, (iii) change, modify, extend, renew or terminate other terms, provisions, covenants or conditions of the Consolidated Mortgage or the obligations which it secures or this Agreement, or (iv) consolidate, spread, release or sever the lien of the Consolidated Mortgage shall be effective in accordance with the terms and provisions thereof and shall be binding according to the tenor thereof on the owner or holder of subordinate, intervening or subsequent liens or security interests on the Premises and any such liens or security interests shall continue to be subject and subordinate to this Consolidated Mortgage and any such agreement or agreements.

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6.               No New Indebtedness: Maximum Principal Amount. (a) The parties hereto hereby certify that this Consolidation Agreement secures the same indebtedness evidenced by the Note, together with interest thereon, and secured by this Consolidated Mortgage, and evidences and secures no further or other indebtedness or obligation.

(b) Notwithstanding anything to the contrary contained herein, the maximum principal sum which is secured by the Consolidated Mortgage as of the date hereof, or which under any contingency may be secured by the Consolidated Mortgage at any time in the future, shall not exceed the principal sum of One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00).

7.               No Oral Modification. The terms hereof may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

8.               Ratification. Mortgagor hereby (i) ratifies and confirms the Indebtedness and the lien, conveyance and grant contained in and created by this Consolidated Mortgage and (ii) agrees that nothing contained in this Consolidation Agreement is intended to or shall impair the validity of the Indebtedness or the lien, conveyance and grant of the Consolidated Mortgage. Unless specifically modified by the terms hereof, the parties hereto ratify and confirm each and every term of the Consolidated Mortgage and the Note, which shall continue in full force and effect.

9.               Further Assurances. Mortgagor shall execute and deliver, at Mortgagor's sole cost and expense, such additional documents as shall be requested by Mortgagee from time to time to effectuate the terms and conditions of this Consolidation Agreement, the Note and the Consolidated Mortgage, including, without limitation, such affidavits as shall be necessary to permit this Consolidation Agreement to be recorded in the appropriate public records. Mortgagor hereby appoints Mortgagee its attorney-in-fact to execute, acknowledge and deliver for and in the name of the Mortgagor any and all of the instruments mentioned in this section, and this power, being coupled with an interest, shall be, irrevocable as long as any part of the Indebtedness remains unpaid.

I0. Successors and Assigns. This Consolidation Agreement shall bind, and inure to the benefit of, the parties hereto, their respective successors and permitted assigns.

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11. Counterparts. This Consolidation Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Consolidation Agreement has been executed by the parties hereto as of the day and year first written above.

MORTGAGOR:
BOREAL WATER COLLECTION, INC.

By: /s/ Francine Lavoie Name: Francine Lavoie Title: President

MORTGAGEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit Operating division

By: /s/ Mark J. Long Name: Mark J. Long Title: VP

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STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 3 day of April, in the year 2009, before me, the undersigned, personally appeared Francine Lavoie, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Lance N. Portman
Notary Public

Lance N. Portman NOTARY PUBLIC, State of New York Qualified in Dutchess County Commission Expires Oct. 17, 2010

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 3 day of April, in the year 2009, before me, the undersigned, personally appeared Mark J. Long, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Michael P. Licitra
Notary Public

Michael P. Licitra NOTARY PUBLIC, State of New York Qualified in Nassau County Commission Expires June 22, 2011
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SCHEDULE B

Schedule of Notes and Mortgages

MORTGAGE executed by A.T. Reynolds & Sons, Inc. to KeyBank of Eastern New York, N.A. in the amount of $1,000,000.00 dated July 20, 1990 and recorded July 23, 1990 in Mortgage Liber 1471 at page 573 in the Sullivan County Clerk's Office.

Which Mortgage was assigned by the KeyBank of New York to the Bank of New York by Assignment dated February 3, 1994 and recorded February 4, 1994 in Liber 1724 at page 517.

MORTGAGE executed by A&T Reynolds & Sons, Inc. to the Bank of New York in the amount of $1,836,666.53 dated February 3, 1994 and recorded February 4, 1994 in Mortgage Liber 1724 at page 519 in the Sullivan County Clerk's Office.

Which Mortgages were consolidated by a Modification, Consolidation and Extension Agreement dated February 3, 1994 and recorded on February 4, 1994 in Liber 1724 at page 531 in the Sullivan County's Clerk Office to form a single lien in the amount of $2,700,000.00.

MORTAGE executed by A.T. Reynolds & Sons, Inc. to the Bank of New York in the amount of $562,499.88 dated March 31, 1999 and recorded April 1, 1999 in Liber 2095 at page 559 in the Sullivan County Clerk's Office.

The above Mortgages were consolidated by a Modification, Consolidation and Extension Agreement dated March 31, 1999 and recorded April 1, 1999 in Liber 2095 at page 570 in the Sullivan County Clerk's Office to form a single lien in the amount $2,325,000.00.

CONSOLIDATED MORTGAGE/ASSIGNMENT OF LEASES AND RENTS/SECURITY AGREEMENT executed by A.T. Reynolds & Sons, Inc. to The Bank of New York n the amount of $818,033.38 dated July 23, 2004 and recorded July 28, 2004 in Liber 2808 at page 405 in the Sullivan County Clerk's Office, pursuant to which the above mortgages were consolidated to form a single lien in the amount of $2,342,199.84.

The above Mortgages were assigned by The Bank of New York to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division by Assignment dated as of April 28, 2006 and to be recorded in the Sullivan County Clerk's Office.

MORTGAGE AND SECURITY AGREEMENT made by A.T. Reynolds & Sons, Inc. d/b/a Leisure Time Spring Water to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division in the amount of $1,975,331.19 dated as of April 28, 2006 and to be recorded in the Sullivan County Clerk's Office.

The above Mortgages were consolidated by a Mortgage Consolidation, Modification and Extension Agreement between A.T. Reynolds & Sons, Inc. d/b/a/ Leisure Time Spring Water and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated as of April 28, 2006, to be recorded in the Sullivan County Clerk's Office, to form a single lien in the amount of $2,650,000.00.

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MORTGAGE AND SECURITY AGREEMENT made by Boreal Water Collection, Inc. to Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division in the amount of $1,900,000.00 dated as of April 3, 2009 and to be recorded in the Sullivan County Clerk's Office.

The above Mortgages were consolidated by a Mortgage Consolidation, Modification and Extension Agreement between Boreal Water Collection, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated as of April 3, 2009, to be recorded in the Sullivan County Clerk's Office, to form a single lien in the amount of $1,900,000.00

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AMENDED AND RESTATED CONSOLIDATED REAL ESTATE TERM NOTE

Date of Note:	As of April 3, 2009

Principal Amount:	$1,900,000.00

Maturity Date:	Two (2) years from Date of Note

Interest Rate:	An interest rate equal to the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) four percent (4%). The Interest Rate shall be computed on an actual/360 day basis (i.e., interest for each day during which the Principal Amount, or any part thereof, is outstanding shall be computed at the Interest Rate divided by 360). Each change in the Interest Rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

Daily Three Month LIBOR:	For any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period.

LIBOR:	The rate per annum (rounded upward, if necessary, to the nearest whole 1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR = Base LIBOR
100% - LIBOR Reserve Percentage

(a) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Lender for the purpose of calculating the effective rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable term of this Note.

Business Day:	Any day on which Lender is open for business.

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FOR VALUE RECEIVED, Boreal Water Collection, Inc., a Nevada corporation (the “Borrower”), having an address as indicated below, HEREBY PROMISES TO PAY to the order of Wells Fargo Bank, National Association, acting through its Wells Fargo Busiess Credit operating division (hereinafter, together with its successors and assigns, referred to as the “Lender”) at its main office in Minneapolis, Minnesota, or at such other place as the holder hereof may from time to time designate in writing, in immediately available federal funds, the interest on the outstanding Principal Amount from time to time at the Interest Rate from the date hereof until demand is made, and if demand is not made until the Maturity Date.

This Note is secured by that certain mortgage in the principal sum of this Note listed and described on Schedule A attached (the “Mortgage”) described in, and consolidated, combined and modified by, that certain Mortgage Consolidation, Modification and Extension Agreement, dated the date hereof, between Borrower, as mortgagor, and Lender, as mortgagee listed and described on Schedule A attached (the “Agreement”), encumbering the fee estate of Borrower in the real property located at 4496 State Route 42 N. Kiamesha Lake, Sullivan County, New York, the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon and all other property described in the Mortgage (collectively, the “Mortgaged Property”).

Borrower agrees that if it fails to timely make any payment due under this Note or upon the happening of any Event of default under the Mortgage, the outstanding Principal Amount, together with accrued interest and all other expenses, including, reasonable attorneys’ fees for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the holder of this Note, notwithstanding the Maturity Date (as hereinafter defined). From and after any Event of Default under the Mortgage, the interest rate of this Note shall be equal to the Default Rate (as such term is defined in the Mortgage and Security Agreement). Unless terminated by the Lender at any time, this Note shall remain in effect until the Maturity Date.

In the event shall the total of all charges payable under this Note, the Mortgage and any other documents executed and delivered in connection herewith and therewith which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law. Should the Lender receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

Any notice, demand or request relating to any matter set forth in this note shall be given in the manner provided for in the Mortgage.

Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

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This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

BORROWER, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUITE, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS NOTE, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (I) INJUNCTIVE RELIEF (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

This Note is given in substitution for, and consolidates, modifies, amends and restates, and as consolidated, modified, amended and restated replaces, the certain notes, bonds and other agreements (collectively, the “Original Notes”) evidencing the debt secured by the mortgages listed and described on Schedule A attached hereto. The Original Notes and the respective debts evidenced thereby are hereby combined and coordinated to constitute one joint indebtedness in the outstanding principal sum of $1,900,000.00.

This Note is not in payment, satisfaction or cancellation of the Original Notes, or of the indebtedness evidenced and secured thereby, and such indebtedness is hereby ratified and confirmed by the Borrower and Borrower represents, warrants and covenants that there are no offsets, counterclaims or defenses against the indebtedness or this Note. It is expressly understood and agreed that (i) this note is given in replacement of the Original notes, and that no part of the indebtedness evidenced by the Original Notes shall be discharged, cancelled or impaired by the execution and delivery of this Note and (ii) the execution and delivery of this Note shall not create any new or additional principal indebtedness.

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This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law).

On the Maturity Date, Borrower shall pay to Lender, in addition to and together with the outstanding Principal Amount, a fee equal to one (1%) percent of the Principal Amount in the amount of Nineteen Thousand and 00/100 ($19,000.00) Dollars.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the Date of Note.

Address:	BORROWER:

4496 State Route 42 N., Kiamesha Lake,	Boreal Water Collection, Inc.
Sullivan County, New York
By: /s/ Francine Lavoie
Francine Lavoie, President

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FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of May 31, 2011, by and among Wells Fargo Bank, N.A. ("Wells Fargo"), Boreal Water Collection, Inc., ("Boreal" or the "Borrower"), and Francine Lavoie ("Guarantor").

WHEREAS, Borrower and Wells Fargo entered into that certain Mortgage and Security Agreement and related documents dated April 3, 2009, whereby Wells Fargo agreed to a loan to or for the benefit of Borrower (together with all amendments and modifications thereto, the "Security Agreement");1 and

WHEREAS, to secure the payment and performance of the Obligations (as hereinafter defined) when due, Borrower granted to Wells Fargo a first priority security interest in and to the Mortgaged Property; and

WHEREAS, pursuant to that certain Continuing Guaranty dated April 3, 2009, Guarantor guaranteed the Obligations; and

WHEREAS, as of this date, Borrower and Guarantor are obligated to Wells Fargo under the Security Agreement, the Loan Documents, and Guaranty in the principal amount of $1,919,000, plus interest, fees and costs from May 1, 2011, together with Wells Fargo's costs, fees, expenses and disbursements, including, but not limited to, reasonable legal fees, and any fees, costs, expenses, disbursements and any and all additional advances that may hereafter be made by Wells Fargo to protect the Mortgaged Property (as that term is defined in the Security Agreement), or in connection with the liquidation of the Mortgaged Property (collectively, the "Obligations"); and

WHEREAS, certain defaults exist under the Security Agreement; and

1 Capitalized terms not otherwise defined herein shall have the meaning given in the Security Agreement.

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WHEREAS, Borrower has requested that Wells Fargo forbear in commencing any action against the Borrower under or pursuant to the Security Agreement or any of the other Loan Documents, and Wells Fargo is willing to forbear in commencing any action against the Borrower pursuant to the terms and conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All of the above recitals are hereby incorporated by reference and made part of this Agreement.

2. Borrower hereby acknowledges that it is indebted to Wells Fargo under the Security Agreement in the amount of the Obligations.

3. Borrower and Guarantor hereby acknowledge that the Borrower has failed to timely pay sums due under the Note and failed to pay all taxes when due and payable, including real estate taxes due to Sullivan County in the approximate amount of $150,000 (the "Real Estate Tax Arrearage").

4. The Borrower and Guarantor acknowledge and represent that:

(a) Borrower is in default under the Security Agreement and Wells Fargo has the right, subject to the provisions contained herein, at any time, to demand the amounts due and payable in full;

(b) The execution and delivery of this Agreement by Borrower and the compliance with the terms hereof do not violate any provision of the corporate documents of Borrower and do not violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality or any agreement or instrument to which Borrower is a party or which is binding upon Borrower or its assets and will not result in the creation or imposition of any lien, security interest, change or encumbrance of any nature whatsoever, other

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(c) There is no action, suit, proceeding or investigation pending or, to the best of Borrower's knowledge, threatened (or any basis therefor) against Borrower which, if adversely determined, would in any case or in the aggregate, materially and adversely affect any of Borrower's properties, assets, financial condition or businesses or materially impair any of Borrower's right to carry on business substantially as now conducted or proposed to be conducted; and

(d) The Borrower and Guarantor agree that (i) the Borrower is in default under the terms of the Security Agreement, and (ii) Wells Fargo has a first priority perfected security interest in the Mortgaged Property. The Borrower and Guarantor hereby acknowledge and agree that (A) throughout their relationship with Wells Fargo in connection with the transactions described in the Security Agreement, Wells Fargo and all of its officers, directors, shareholders, employees and agents have acted in good faith in complying with the terms of the Security Agreement, and (B) there does not exist as of the date hereof any defense, claim, claim of offset, cause of action or any other claim of liability (hereinafter referred to collectively as "Claims") in favor of Borrower or Guarantor against Wells Fargo or any of its officers, directors, shareholders, employees, or agents, and in consideration of the agreement by Wells Fargo to enter into this Agreement, the Borrower and Guarantor hereby waive, release and discharge any Claims and causes of action, if any, of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which each may have against Wells Fargo.

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e) As of the date hereof, this Agreement has been duly authorized, executed and delivered by Borrower and Guarantor.

(f) This Agreement does not contravene any law, rule or regulation applicable to Borrower or any of the terms of any indenture, agreement or undertaking to which Borrower is a party.

(g) Borrower or Guarantor shall not (1) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of their property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (now or hereafter in effect), (iv) apply to any court to be adjudicated a bankrupt or insolvent, (v) file a petition or application seeking to take advantage of any law providing for the relief of debtors, (vi) consent to be subject to any petition filed against it commencing any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting the foregoing.

(h) In the event of the filing of any voluntary or involuntary petition in bankruptcy by or against Borrower: (i) Borrower acknowledges and agrees that any voluntary filing is made in bad faith and any Chapter 11 filing is made without any possibility of a successful reorganization; (ii) Borrower shall not assert or request any other party to assert that the automatic stay provided by section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit Wells Fargo from enforcing any rights it has by virtue of the Security Agreement or this Agreement or at law or in equity, or any other rights Wells Fargo has whether now or hereafter acquired, against Borrower or its successors or assigns or against the Mortgaged Property; (iii) Borrower hereby waives its right pursuant to section 363 of the Bankruptcy Code to use any cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code, with respect to the Mortgaged Property; and (iv) in any Chapter 11 filing, Borrower agrees to the immediate termination of any exclusive right to file a plan of reorganization under section 1121 of the Bankruptcy Code.

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(i) In the event of any voluntary or involuntary bankruptcy filing, Wells Fargo shall be entitled, and Borrower irrevocably consents, to an order granting relief from all stays, including the automatic stay imposed by Section 362 of the Bankruptcy Code, so as to permit Wells Fargo to foreclose upon the Mortgaged Property and to exercise any and all rights and remedies of Wells Fargo under the Security Agreement or this Agreement, or at law.

(j) The Borrower hereby represents and warrants that any financial statements, affidavits of financial condition or other financial information delivered or provided by Borrower to Wells Fargo is true, correct and accurate.

(k) The Borrower hereby represents and warrants that all warranties and representations made to Wells Fargo as of the date hereof are true, correct and accurate.

5. The Borrower hereby confirms the security interests and liens granted by the Borrower to Wells Fargo in and to the Mortgaged Property in accordance with the Security Agreement as security for its Obligations to Wells Fargo.

6. Wells Fargo agrees to forbear from exercising its rights against the Borrower under the Security Agreement and the other Loan Documents from the date hereof until October 3, 2011 (the "Forbearance Period"), provided that during the Forbearance Period.

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7. The Borrower acknowledges that time is of the essence for the performance by Borrower of the terms and conditions set forth in this Agreement.

8. The Borrower agrees to promptly provide Wells Fargo upon its request with any and all reports due under the Security Agreement and this Agreement.

9. Borrower and Guarantor hereby waive any and all defenses, claims, setoffs and discharges of the Borrower or any other obligor pertaining to the Obligations of the Borrower to Wells Fargo except the defense of discharge by payment in full. The Borrower and Guarantor expressly waive notice of the sale, lease or other disposition of the Borrower's collateral and any right of redemption that the Borrower may have.

10. The Borrower agrees that it shall maintain insurance in amounts acceptable to Wells Fargo until all of Borrower's Obligations to Wells Fargo are paid in full.

11. On or before May 30, 2011, Borrower shall deliver to Wells Fargo written evidence acceptable to Wells Fargo in Wells Fargo's sole discretion that Sullivan County has agreed to a payment plan for the Real Estate Tax Arrears (the "Tax Restructure Plan").

12. Commencing on June 15, 2011 and continuing on the 15th day of each month thereafter Borrower shall pay to Wells Fargo (i) a principal payment in the amount of $15,000, plus (ii) all accrued and unpaid interest on the Obligations. The Obligations, together with all interest, costs and fees shall be due and payable on October 3, 2011.

13. On or before June 15, 2011, the Borrower shall provide Wells Fargo with a true copy of its current real property tax bill(s), indicating that all amounts, other than amounts covered by the Tax Restructure Plan, are current. The Borrower represents and warrants that from and after the execution and delivery of the Tax Restructure Plan, it shall remain current with all obligations for the payment of current real property taxes as well as its obligations under the Tax Restructure Plan and shall provide Wells Fargo with proof that it is current within two business days after written demand for same.

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14. The Borrower shall pay to Wells Fargo a forbearance fee in the amount of $19,000 (the "Forbearance Fee"), which Forbearance Fee shall be fully earned upon execution and delivery of this Agreement and payable upon repayment of the obligations. Notwithstanding anything to the contrary in this Paragraph 14, (i) in the event the Obligations are paid in full on or before July 3, 2011, the Forbearance Fee shall be waived; (ii) in the event the Obligations are paid in full after July 3, 2011 but prior to August 18, 2011, the Forbearance Fee shall be reduced to $9,500.00; and (iii) in the event the Obligations are not paid in full on or before August 18, 2011, the Forbearance Fee shall remain at $19,000.

15. In the event Guarantor agrees to sell all or some of her shares of stock in the Borrower, Borrower shall deliver to Wells Fargo a fully executed counterpart of a definitive agreement (the "Definitive Agreement") entered into by and among Borrower, Guarantor, and such purchaser (the "Buyer") regarding Buyer's purchase of all or part of the Guarantor's shares of stock in the Borrower (the "Stock Sale") within two days of entering into such an agreement. The Definitive Agreement shall provide that fifty percent (50%) all payments intended to be made to Guarantor or the Borrower thereunder shall be made to Wells Fargo as a credit against the Obligations.

16. An Event of Default under this Agreement shall mean any of the following:

(a) The failure of the Borrower to observe, or timely comply with, or perform any covenant or term contained in this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower;

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(b) The failure of the Borrower to pay Wells Fargo any sum when due under this Agreement or the Security Agreement;

(c) The failure of the Borrower to timely deliver to Wells Fargo the Definitive Agreement.

(d) The occurrence of a material adverse change subsequent to the date of this Agreement with respect to the Borrower's finances or property, it being specifically understood and agreed that Wells Fargo may make such determination in its sole and absolute discretion;

(e) Any financial statements, affidavits of financial condition or other financial information delivered or provided by the Borrower or in connection with this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower is or shall be false or misleading in any material respect;

(f) Any warranty or representation made or deemed made by the Borrower in this Agreement or the Security Agreement or any other agreement by and between Wells Fargo and the Borrower are or shall be untrue in any material respect;

(g) If at any time Wells Fargo shall, in Wells Fargo's sole and absolute discretion, consider the obligations insecure or any part of the collateral unsafe, insecure or insufficient and the Borrower (or other person or entity acting on the Borrower's behalf) shall have failed on Wells Fargo's demand to furnish other collateral or make payment on account satisfactory to Wells Fargo in its sole and absolute discretion;

(h) The Borrower: (i) becomes a debtor in any bankruptcy proceeding; or (ii) admits in writing its inability to pay its debts as they mature; and

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(i) Wells Fargo discovers any misfeasance or malfeasance by the Borrower or the Borrower fails to adequately assist in the orderly liquidation of the Borrower's assets as determined by Wells Fargo in its sole discretion.

17. By executing this Agreement, the Borrower hereby waives, releases and discharges any and all claims or causes of action, if any, of every kind and nature whatsoever, whether at law or in equity, arising at or prior to the date hereof, which it or they may have against Wells Fargo and/or its officers and employees in connection with the Security Agreement, this Agreement and all documents executed in connection therewith. Said parties also agree that all waivers, releases and agreements made herein are made in consideration of, and in order to induce Wells Fargo to continue to forbear the exercise or further exercise of its rights and remedies against the Borrower under the Security Agreement and the other Loan Documents and to induce Wells Fargo to enter into this Agreement.

18. The Borrower acknowledges and agrees that Wells Fargo shall not be obligated to execute and deliver any agreements or documents except as expressly provided for herein or in the Security Agreement.

19. This Agreement shall be construed under and in accordance with the laws of the State of New York.

20. In order to induce Wells Fargo to enter into this Forbearance Agreement, the Borrower and Guarantor are executing an Affidavit Confessing Judgment Pursuant to CPLR § 3218 (the "COJ"). In the event of any Default under this Forbearance Agreement, the Borrower and Guarantor each consents to the Wells Fargo entering the COJ.

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21. The Borrower hereby consents to the jurisdiction of the Supreme Court of the State of New York for a determination of any and all disputes connected with this Agreement, and/or the Security Agreement, and documents executed in connection therewith and consents to service of process by overnight courier, such service to be deemed effected upon posting. This is without prejudice to Wells Fargo's right to bring an action in any other jurisdiction for a determination of any dispute connected with this Agreement, and/or the Security Agreement or the documents executed in connection therewith.

22. This Agreement represents the entire agreement between Wells Fargo and the Borrower, all other agreements between Wells Fargo and the Borrower being merged with this Agreement, except the Security Agreement, and all other documents executed in connection with the foregoing, shall remain in full force and effect notwithstanding Wells Fargo's willingness to forbear in commencing any action against the Borrower for Obligations owing to Wells Fargo under the Security Agreement pursuant to the terms and conditions contained in this Agreement.

23. The Borrower hereto shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to fully effectuate the intent of this Agreement.

24. No executory agreement and no course of dealing between the Borrower and Wells Fargo shall be effective to change or modify this Agreement in whole or in part; nor shall any change, modification or waiver of any rights or powers of Wells Fargo be valid or effective unless in writing or signed by an authorized officer of Wells Fargo. Notwithstanding anything to the contrary contained herein, Wells Fargo does not agree to change, modify, waive, or forbear in exercising any of its rights or powers with respect to any corporation, shareholder, guarantor or individual other than the Borrower.

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25. The Borrower hereby represents and acknowledges that in connection with the negotiation of this Agreement, they have been represented by their own counsel, who has reviewed this Agreement and advised them as to the legal significance and consequences of entering into this Agreement

26. Each individual executing this Agreement on behalf of the Borrower and Wells Fargo hereby warrants and represents that he has the requisite corporate authority to execute this Agreement.

27. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which together shall constitute but a single document An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

IN WITNESS WHEREOF, the undersigned hereby agree to the terms and conditions as set forth hereinabove.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

WELLS FARGO BANK, N.A.		BOREAL WATER COLLECTION, INC.

By:	/s/ Evan Zwerman	By:	/s/ Francine Lavoie
	Evan Zwerman, Vice President		Francine Lavoie, President

/s/ Francine Lavoie
Francine Lavoie, Individually

11

Wells Fargo Business Credit 100 Park Avenue, 3rd Floor New York, NY 10017 Tel: (646) 728-3238 Fax: (877) 382-4087

As of October 3, 2011

Boreal Water Collection, Inc.

RE: Extension to Forbearance Agreement

Dear Francine Lavoie:

Boreal Water Collection, Inc. (the "Borrower") and Wells Fargo Bank, National Association (the "Lender") are parties to a Mortgage and Security Agreement and related documents dated as of April 3, 2009 (together with all amendments and modifications thereto the "Security Agreement"). Reference is made to that certain Forbearance Agreement dated May 31, 2011 (the "Forbearance Agreement") by and among Borrower, Francine Lavoie and Lender. All capitalized terms used in this letter but not otherwise defined have the meanings given in the Security Agreement or Forbearance Agreement.

Paragraph 6 of the Forbearance Agreement is amended to provide as follows:

"Wells Fargo agrees to forbear from exercising its rights against the Borrower under the Security Agreement and the other Loan Documents until April 3, 2012 (the "Forbearance Period"), provided that during the Forbearance Period there is no default under this Agreement or the Security Agreement."

Except as modified hereby, the Security Agreement and the Loan Documents remain in full force and effect in accordance with their original terms. Nothing in this letter, any other correspondence, any oral communications between the Lender and the Borrower, or any other acts, should be construed to be a waiver, modification or release of any breach, default or Event of Default, whether now existing or hereafter arising, or any of the Lender's rights and remedies under the Security Agreement, the Loan Documents, any other agreement, instrument or document between the Lender and the Borrower or by the Borrower in favor of the Lender and applicable law.

1

As of October 3, 2011

In consideration for the extension of the Forbearance Period as provided herein, Borrower shall pay Lender a forbearance fee in the amount of $19,000 (the "Forbearance Fee"), which Forbearance Fee shall be fully earned upon execution and delivery of this letter agreement and payable upon the earlier of April 3, 2012 or payment in full of the Obligations. Notwithstanding anything to the contrary herein, in the event the Obligations are paid in full (i) on or before January 3, 2012, the Forbearance Fee shall be waived, or (ii) after January 3, 2012, but on or before February 18, 2012, the Forbearance Fee shall be reduced to $9,500.

This letter agreement may be executed in counterparts or facsimile, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Evan Zwerman
Evan Zwerman, Authorized Signatory

Acknowledged and Agreed:

BOREAL WATER COLLECTION, INC.

By: /s/ Francine Lavoie

/s/ Francine Lavoie

Francine Lavoie, Individually

2

Wells Fargo Business Credit 100 Park Avenue, 3rd Floor New York, NY 10017 Tel: (646) 728-3238 Fax: (877) 382-4087

As of April 3, 2012

Boreal Water Collection, Inc.

4496 State Road 42N Kiamesha Lake, NY 12751

ATT: Francine Lavoie

Re: Extension to Forbearance Agreement

Dear Francine:

Boreal Water Collection, Inc. (the "Borrower") and Wells Fargo Bank, National Association (the "Lender") are parties to a Mortgage and Security Agreement and related documents dated as of April 3, 2009 (together with all amendments and modifications thereto the "Security Agreement"). Reference is made to that certain Forbearance Agreement dated May 31, 2011 (the "Forbearance Agreement") by and among Borrower, Francine Lavoie and Lender. All capitalized terms used in this letter but not otherwise defined have the meanings given in the Security Agreement or Forbearance Agreement.

Paragraph 6 of the Forbearance Agreement is amended to provide as follows:

"Wells Fargo agrees to forbear from exercising its rights against the Borrower under the Security Agreement and the other Loan Documents until October 3, 2012 (the "Forbearance Period"), provided that during the Forbearance Period there is no default under this Agreement or the Security Agreement."

Borrower acknowledges that notwithstanding the provisions contained in Paragraph 12 of the Forbearance Agreement, since November 2011, it has been in default in making required payments of principal and interest. Wells Fargo agrees to defer Borrower's payment of principal until such time as Borrower has obtained financing sufficient to replace Wells Fargo or has effected a sale of its assets.

The Borrower shall pay to Wells Fargo an extension fee in the amount of NINETEEN THOUSAND Dollars ($19,000) (the ''Extension Fee"), which Extension Fee shall be fully earned upon execution and delivery of this Agreement and payable upon repayment of the obligations.

Except as modified hereby, the Security Agreement and the Loan Documents remain in full force and effect in accordance with their original terms. Nothing in this letter, any other correspondence, any oral communications between the Lender and the Borrower, or any other acts, should be construed to be a waiver, modification or release of any breach, default or Event of Default, whether now existing or hereafter arising, or any of the Lender's rights and remedies under the Security Agreement, he Loan Documents, any other agreement, instrument or document between the Lender and the Borrower or by the Borrower in favor of the Lender and applicable law.

As of April 3, 2012

In order to induce Wells Fargo to extend the Forbearance Period, Borrower (a) represents and warrants that it is in full compliance with that certain Agreement, dated May 31, 2011, entered into by and between the County of Sullivan and Borrower, setting forth installment payments for real property tax arrearages (the “Tax Agreement”); (b) represents and warrants that other than real property taxes being paid under Tax Agreement, that it is current with all of its oblitations for real property taxes; and (c) acknowledges that as of March 31, 2012, it was obligated to Wells Fargo in the principal amount of ONE MILLION EIGHT HUNDRED FORTY THOUSAND Dollars ($1,840,000), plus interest, fees and costs (other than the Forbearance Fee) in the amount of THIRTY FIVE THOUSAND TWO HUNDRED SIXTY-SIX and forty-one cents ($35,266.41) plus the previously accrued and unpaid Forbearance Fee in the amount of NINTEEN THOUSAND DOLLARS ($19,000).

By executing this letter agreement, the Borrower hereby waives, releases and discharges any and all claims or causes of action, if any, of every kind and nature whatsoever, whether at law or in equity, arising at or prior to the date hereof, which it or they may have against Wells Fargo and/or its officers and employees in connection with the Forbearance Agreement, the Security Agreement and all documents executed in connection therewith. Borrower agrees that all waivers, releases and agreements made herein are made in consideration of, and in order to induce Wells Fargo to continue or forbear the exercise or further exercise of its rights and remedies against the Borrower under the Forbearance Agreement, the Security Agreement and the other Loan Documents and to induce Wells Fargo to enter into this extension.

This letter agreement may be ecxecuted in counterparts or facsimile, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Evan Zwerman
Evan Zwerman, Authorized Signatory

Acknowledged and Agreed:

BOREAL WATER COLLECTION, INC.

By: /s/ Francine Lavoie

/s/ Francine Lavoie

Francine Lavoie, Individually